Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1(714)889-2200
Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
•	Net Revenues of $441 million versus $501 million in prior year

•	Pro-Forma Income from Continuing Operations of $0.08 per share versus $0.03 per share in prior year

•	Income from Continuing Operations of $0.05 per share versus $0.03 per share in prior year
Huntington Beach, California, September 2, 2010—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the third fiscal quarter ended July 31, 2010. Consolidated net revenues from continuing operations for the third quarter of fiscal 2010 were $441.5 million compared to $501.4 million in the third quarter of fiscal 2009. Pro-forma consolidated income from continuing operations for the third quarter of fiscal 2010 was $12.5 million, or $0.08 per share, compared to $3.7 million, or $0.03 per share, for the third quarter of fiscal 2009. Pro-forma income for the third quarter of fiscal 2010 excludes $2.6 million of asset impairment charges and $1.8 million in restructuring charges, consisting primarily of lease loss accruals. Including these amounts, income from continuing operations was $8.2 million, or $0.05 per share, compared to $3.4 million, or $0.03 per share, for the third quarter of fiscal 2009. A reconciliation of GAAP results to pro-forma results is included in the accompanying tables. Net revenues and income from continuing operations for all periods exclude the results of the Rossignol wintersports business, which was sold in November 2008 and is reported as discontinued operations.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We’re very pleased to again deliver financial results that exceeded our prior expectations. Our team executed well in an economic environment that continues to present significant challenges around the world. We’re also delighted to report substantial continued improvement to our capital structure, especially after completing the debt-for-equity exchange with Rhône in early August.”
Third Quarter Financial Highlights:
•	Pro-forma Adjusted EBITDA increased 22% to $53.5 million compared to $44.0 million in the third quarter of fiscal 2009 despite a 12% revenue decline.

•	Gross margin improved 560 basis points to 52.3% compared to 46.7% in the third quarter of fiscal 2009.

•	Operating income in the Americas region was 11.8% of revenues as gross margin improved 900 basis points to 46.7% from 37.7% in the third quarter of fiscal 2009.

•	Net debt at July 31, 2010, was $687 million, reduced by $183 million compared to $870 million at July 31, 2009.
Net revenues in the Americas decreased 9% during the third quarter of fiscal 2010 to $234.6 million from $256.8 million in the third quarter of fiscal 2009. As measured in U.S. dollars and reported in the financial statements, European net revenues decreased 20% during the third quarter of fiscal 2010 to $151.7 million from $189.0 million in the third quarter of fiscal 2009. In constant currency, European segment net revenues decreased 11% compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues decreased 1% to $54.5 million in the third quarter of fiscal 2010 from $55.1 million in the third quarter of fiscal 2009. In constant currency, Asia/Pacific segment net revenues decreased 10% compared to the prior year. Please refer

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

to the accompanying tables in order to better understand the impact of foreign currency exchange rates on revenue trends in our Europe and Asia/Pacific segments.
Consolidated inventories decreased 19% to $270.9 million at July 31, 2010 from $334.2 million at July 31, 2009. Consolidated trade accounts receivable decreased 20% to $340.9 million at July 31, 2010 from $424.2 million at July 31, 2009.
The Company reduced its total debt to approximately $843 million and had approximately $167 million of availability under its credit lines in addition to approximately $156 million of unrestricted cash at the end of the third quarter.
Shortly after the end of the third quarter the Company completed a debt-for-equity exchange with its investment partner Rhône Capital after receiving overwhelming support from stockholders in a special meeting vote. As a result of the transaction, the Company further reduced its quarter-end debt level by $140 million in exchange for approximately 31.1 million shares of Quiksilver common stock priced at $4.50 per share.
In a separate announcement today, the Company disclosed that it had amended and extended its asset-based line of credit in the Americas with Bank of America Merrill Lynch and GE Capital under substantially better terms.
Addressing its outlook for continuing operations, the Company stated that based on current trends, fourth quarter revenues are expected to be down in the mid-teens on a percentage basis compared to the same quarter a year ago and that it expects to generate earnings per share on a diluted basis in the mid-single-digit cents range.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on outdoor action sports. The Company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s revenue guidance, diluted earnings per share guidance and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
* * * * *
NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at
www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,
In thousands, except per share amounts	2010	2009

Revenues, net	$441,475	$501,394
Cost of goods sold	210,742	267,030

Gross profit	230,733	234,364

Selling, general and administrative expense	193,155	211,771
Asset impairment	3,225	—

Operating income	34,353	22,593

Interest expense	20,630	15,347
Foreign currency loss	213	3,473

Income before provision for income taxes	13,510	3,773

Provision for income taxes	5,096	396

Income from continuing operations	8,414	3,377
Income (loss) from discontinued operations	143	(2,067)

Net income	8,557	1,310
Less: net (income) loss attributable to non-controlling interest	(251)	36

Net income attributable to Quiksilver, Inc.	$8,306	$1,346

Income per share from continuing operations attributable to Quiksilver, Inc.	$0.06	$0.03

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc.	$0.00	$(0.02)

Net income per share attributable to Quiksilver, Inc.	$0.06	$0.01

Income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.05	$0.03

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$0.00	$(0.02)

Net income per share attributable to Quiksilver, Inc., assuming dilution	$0.06	$0.01

Weighted average common shares outstanding	129,756	127,467

Weighted average common shares outstanding, assuming dilution	150,188	128,238

Amounts attributable to Quiksilver, Inc.:

Income from continuing operations	$8,163	$3,413
Income (loss) from discontinued operations	143	(2,067)

Net income	$8,306	$1,346

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Nine Months Ended July 31,
In thousands, except per share amounts	2010	2009

Revenues, net	$1,342,501	$1,438,845
Cost of goods sold	640,332	764,200

Gross profit	702,169	674,645

Selling, general and administrative expense	609,731	621,178
Asset impairment	3,225	—

Operating income	89,213	53,467

Interest expense	63,542	43,053
Foreign currency (gain) loss	(6,380)	6,829
Other income	—	(402)

Income before provision for income taxes	32,051	3,987

Provision for income taxes	18,189	60,505

Income (loss) from continuing operations	$13,862	$(56,518)
Income (loss) from discontinued operations	821	(132,763)

Net income (loss)	14,683	(189,281)
Less: net income attributable to non-controlling interest	(2,307)	(986)

Net income (loss) attributable to Quiksilver, Inc.	$12,376	$(190,267)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc.	$0.09	$(0.45)

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc.	$0.01	$(1.04)

Net income (loss) per share attributable to Quiksilver, Inc.	$0.10	$(1.49)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.08	$(0.45)

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$0.01	$(1.04)

Net income (loss) per share attributable to Quiksilver, Inc., assuming dilution	$0.09	$(1.49)

Weighted average common shares outstanding	128,000	127,286

Weighted average common shares outstanding, assuming dilution	143,623	127,286

Amounts attributable to Quiksilver, Inc.:

Income (loss) from continuing operations	$11,555	$(57,504)
Income (loss) from discontinued operations	821	(132,763)

Net income (loss)	$12,376	$(190,267)

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

CONSOLIDATED BALANCE SHEETS (Unaudited)

	July 31,	July 31,
In thousands	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$155,653	$116,830
Restricted cash	—	50,054
Trade accounts receivable, less allowance for doubtful accounts of $49,292 (2010) and $43,386 (2009)	340,921	424,191
Other receivables	26,933	19,459
Income taxes receivable	5,249	—
Inventories	270,854	334,233
Deferred income taxes — short-term	39,871	101,807
Prepaid expenses and other current assets	41,968	39,874
Current assets held for sale	—	2,282

Total current assets	881,449	1,088,730

Fixed assets, net	217,528	237,069
Intangible assets, net	140,762	142,954
Goodwill	318,418	321,451
Other assets	67,568	62,271
Deferred income taxes — long-term	53,514	23,659

Total assets	$1,679,239	$1,876,134

LIABILITIES & EQUITY

Current liabilities:
Lines of credit	$24,651	$221,024
Accounts payable	208,515	219,536
Accrued liabilities	96,628	107,025
Current portion of long-term debt	59,089	82,363
Income taxes payable	—	28,313
Current liabilities of assets held for sale	799	579

Total current liabilities	389,682	658,840

Long-term debt, net of current portion	759,339	733,622
Other long-term liabilities	43,066	37,571

Total liabilities	1,192,087	1,430,033

Equity:
Common stock	1,357	1,312
Additional paid-in capital	379,538	366,852
Treasury stock	(6,778)	(6,778)
Retained earnings	10,753	152
Accumulated other comprehensive income	92,620	79,065

Total Quiksilver, Inc. stockholders’ equity	477,490	440,603
Non-controlling interest	9,662	5,498

Total equity	487,152	446,101

Total liabilities & equity	$1,679,239	$1,876,134

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

Information related to operating segments is as follows (unaudited):

	Three Months Ended July 31,
In thousands	2010	2009

Revenues, net:
Americas	$234,630	$256,778
Europe	151,675	189,027
Asia/Pacific	54,504	55,090
Corporate operations	666	499

	$441,475	$501,394

Gross Profit:
Americas	$109,594	$96,735
Europe	91,939	108,720
Asia/Pacific	28,728	29,603
Corporate operations	472	(694)

	$230,733	$234,364

SG&A Expense:
Americas	$79,964	$92,273
Europe	76,215	83,732
Asia/Pacific	29,168	27,271
Corporate operations	7,808	8,495

	$193,155	$211,771

Asset Impairment:
Americas	$1,939	$—
Europe	100	—
Asia/Pacific	1,186	—
Corporate operations	—	—

	$3,225	$—

Operating Income (Loss):
Americas	$27,691	$4,462
Europe	15,624	24,988
Asia/Pacific	(1,626)	2,332
Corporate operations	(7,336)	(9,189)

	$34,353	$22,593

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

	Nine Months Ended July 31,
In thousands	2010	2009

Revenues, net:
Americas	$621,324	$690,181
Europe	538,260	581,223
Asia/Pacific	180,201	164,979
Corporate operations	2,716	2,462

	$1,342,501	$1,438,845

Gross Profit:
Americas	$283,606	$257,296
Europe	321,300	328,933
Asia/Pacific	97,171	89,142
Corporate operations	92	(726)

	$702,169	$674,645

SG&A Expense:
Americas	$237,516	$273,300
Europe	247,979	241,557
Asia/Pacific	92,804	80,504
Corporate operations	31,432	25,817

	$609,731	$621,178

Asset Impairment:
Americas	$1,939	$—
Europe	100	—
Asia/Pacific	1,186	—
Corporate operations	—	—

	$3,225	$—

Operating Income (Loss):
Americas	$44,151	$(16,004)
Europe	73,221	87,376
Asia/Pacific	3,181	8,638
Corporate operations	(31,340)	(26,543)

	$89,213	$53,467

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

GAAP TO PRO-FORMA RECONCILIATION (Unaudited)

	Three Months Ended
	July 31,
In thousands, except per share amounts	2010	2009

Income from continuing operations attributable to Quiksilver, Inc.	$8,163	$3,413
Restructuring charges, net of tax of $164 (2010) and $857 (2009)	1,765	7,333
Asset impairment, net of tax of $616 (2010) and $0 (2009)	2,609	—
Tax adjustment	—	(7,003)

Pro-forma income from continuing operations	$12,537	$3,743

Pro-forma income per share from continuing operations	$0.10	$0.03

Pro-forma income per share from continuing operations, assuming dilution	$0.08	$0.03

Weighted average common shares outstanding	129,756	127,467

Weighted average common shares outstanding, assuming dilution	150,188	128,238

	Nine Months Ended
	July 31,
In thousands, except per share amounts	2010	2009

Income (loss) from continuing operations attributable to Quiksilver, Inc.	$11,555	$(57,504)
Restructuring charges, net of tax of $271 (2010) and $1,416 (2009)	7,612	15,105
Asset impairment, net of tax of $616 (2010) and $0 (2009)	2,609	—
Stock compensation expense	5,240	—
Gain from sale of Raisins trademarks	(1,252)	—
Tax adjustment	—	(7,003)
Effect of U.S. tax valuation allowance	—	50,778

Pro-forma income from continuing operations	$25,764	$1,376

Pro-forma income per share from continuing operations	$0.20	$0.01

Pro-forma income per share from continuing operations, assuming dilution	$0.18	$0.01

Weighted average common shares outstanding	128,000	127,286

Weighted average common shares outstanding, assuming dilution	143,623	128,008

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended
	July 31,
In thousands	2010	2009

Income from continuing operations attributable to Quiksilver, Inc.	$8,163	$3,413
Provision for income taxes	5,096	396
Interest expense	20,630	15,347
Depreciation and amortization	13,192	13,650
Non-cash stock-based compensation expense	1,279	3,047
Non-cash asset impairment	3,225	—

Adjusted EBITDA	$51,585	$35,853
Restructuring and other special charges	1,929	8,190

Pro-forma Adjusted EBITDA	$53,514	$44,043

	Nine Months Ended
	July 31,
In thousands	2010	2009

Income (loss) from continuing operations attributable to Quiksilver, Inc.	$11,555	$(57,504)
Provision for income taxes	18,189	60,505
Interest expense	63,542	43,053
Depreciation and amortization	40,215	40,388
Non-cash stock-based compensation expense	11,414	7,419
Non-cash asset impairment	3,225	—

Adjusted EBITDA	$148,140	$93,861
Restructuring and other special charges	6,631	16,521

Pro-forma Adjusted EBITDA	$154,771	$110,382

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from

Quiksilver, Inc. Reports Fiscal 2010 Third Quarter Financial Results
September 2, 2010

Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.
SUPPLEMENTAL EXCHANGE RATE INFORMATION
(Unaudited)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each reporting segment. As such, this methodology does not account for movements in individual currencies within an operating segment (for example, non-euro currencies within our European segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended July 31, 2009 and 2010 (in thousands):

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total

July 31, 2009	$256,778	$189,027	$55,090	$499	$501,394
July 31, 2010	234,630	151,675	54,504	666	441,475
Percentage decrease	(9%)	(20%)	(1%)		(12%)

Constant currency (current year exchange rates)

July 31, 2009	256,778	170,342	60,588	499	488,207
July 31, 2010	234,630	151,675	54,504	666	441,475
Percentage decrease	(9%)	(11%)	(10%)		(10%)